UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(646) 682-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 20, 2017, KCG Holdings, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Virtu Financial, Inc., a Delaware corporation (“Parent”), Orchestra Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Acquisition”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A common stock, par value $0.01 per share (“Company Class A Common Stock”) will be cancelled and extinguished and converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. Pursuant to the Merger Agreement, Parent will finance the Merger Consideration with a combination of equity financing pursuant to private placements of shares of Parent’s Class A common stock to North Island Holdings I, LP and Aranda Investments Pte. Ltd. and debt financing pursuant to a debt financing commitment letter with JPMorgan Chase Bank, N.A.

As of the Effective Time, (i) each stock option of the Company that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option; (ii) each stock appreciation right of the Company that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock appreciation right; (iii) each restricted share unit of the Company will become fully vested (contingent upon the closing of the Merger) and cancelled and converted into the right to receive the Merger Consideration; and (iv) the right of each holder of a warrant of the Company that is outstanding immediately before the Effective Time to receive shares of Company Class A Common Stock upon exercise of each such warrant will be converted into the right to receive, upon exercise of each such warrant, a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such warrant.

The parties have each made customary representations and warranties. The Company has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; (ii) to promptly call a meeting of its stockholders to vote on the Merger Agreement and the Merger; (iii) to, through the Company’s board of directors, recommend to its stockholders that they vote to approve the Merger Agreement and the Merger, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties; (iv) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties; and (v) to use reasonable best efforts to cooperate with Parent’s efforts to obtain financing. Parent has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use its reasonable best efforts to obtain the equity financing and the debt financing described above or such alternative financing as contemplated by the Merger Agreement. The parties have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all antitrust approvals.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) approval of the Merger Agreement by the holders of a majority of the Company Class A Common Stock, voting together as a single class; (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of certain other required governmental or regulatory approvals; (iv) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger; and (v) the passing of 20 calendar days from the date on which Parent mails to its stockholders an information statement on Schedule 14C related to the approval by Parent’s controlling stockholder of the Merger Agreement. Parent’s obligation to consummate the Merger is also conditioned on, among other things, the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) on the Company.

Pursuant to the Merger Agreement, Parent is required to use its reasonable best efforts to consummate the equity financing and the debt financing. The Merger is not subject to a financing condition.

The Merger Agreement also contains certain specified termination provisions, including, among others, a mutual termination right if the Merger has not been consummated on or before January 31, 2018. In certain circumstances in connection with the termination of the Merger Agreement, the Company must pay to Parent a termination fee equal to $45 million (the “Company Termination Fee”). The Company must pay to Parent the Company Termination Fee in the event that Parent terminates the Merger Agreement (i) following a Company Adverse Recommendation Change (as defined in the Merger Agreement) by the Company’s board of directors; (ii) due to the failure of the Company’s board of directors to recommend the approval of the Merger Agreement and the Merger to the Company’s stockholders; (iii) due to the Company’s material breach, in a manner adverse to Parent, of its agreement not to solicit proposals relating to alternative transactions to the Merger or engage in discussions or negotiations with respect thereto; and (iv) due to the Company’s failure to convene a meeting of its stockholders to vote on the Merger Agreement and the Merger. The Company also must pay to Parent the Company Termination Fee if the Merger Agreement is terminated under certain specified circumstances and, within 12 months of such termination, the Company enters into a definitive agreement with respect to, or consummates, a competing proposal. If the Merger Agreement is terminated because the Company’s stockholders do not vote to approve the Merger Agreement at a special meeting that is properly convened but the Company does not enter into a definitive agreement with respect to a competing proposal, the Company will pay to Parent an amount up to $15 million to reimburse Parent expenses.

In connection with the Company’s entry into the Merger Agreement, Jefferies LLC (“Jefferies”), the beneficial owner of 24.5% of the Company Class A Common Stock, entered into a voting agreement with Parent and Merger Sub pursuant to which Jefferies has agreed to vote its shares of Company Class A Common Stock for the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger between KCG and Virtu (the “Merger”). In connection with the Merger, KCG intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF KCG ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING KCG’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website (http://www.sec.gov). Investors and stockholders may also obtain copies of documents filed by KCG with the SEC by contacting KCG at Investor Relations, KCG Holdings, Inc., 300 Vesey Street, New York, NY 10282, by email at jmairs@kcg.com, or by visiting KCG’s website (http://investors.kcg.com).

Participants in Solicitation

KCG and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of KCG Class A Common Stock in connection with the proposed Merger. Information about KCG’s directors and executive officers is available in KCG’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Forward-looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or similar expressions. These “forward looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the inability to manage trading strategy performance and grow revenue and earnings; (ii) the receipt of additional payments from the sale of KCG Hotspot that are subject to certain contingencies; (iii) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by Congress, federal and state regulators, self-regulatory organizations and the media on market structure issues, and in particular, the scrutiny of high frequency trading, best execution, internalization, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (iv) past or future changes to KCG’s organizational structure and management; (v) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vi) KCG’s ability to keep up with technological changes; (vii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, cybersecurity risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (viii) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (ix) the effects of increased competition and KCG’s ability to maintain and expand market share; (x) the migration of KCG’s Jersey City, NJ data center operations to other commercial data centers and colocations; (xi) the completion of the Merger in a timely manner or at all; (xii) obtaining required governmental approvals of the Merger on the terms expected or on the anticipated schedule; (xiii) KCG’s stockholders failing to approve the Merger; (xiv) the parties to the Merger Agreement failing to satisfy other conditions to the completion of the Merger, or failing to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (xv) the effect of the announcement or pendency of the Merger on KCG s business relationships, operating results, and business generally; (xvi) risks that the proposed Merger disrupts current operations of KCG and potential difficulties in KCG employee retention as a result of the Merger; risks related to diverting management’s attention from KCG s ongoing business operations; (xvii) the outcome of any legal proceedings that may be instituted against KCG related to the Merger Agreement or the Merger; and (xviii) the amount of the costs, fees, expenses and other charges related to the Merger. The list above is not exhaustive. Because forward looking statements involve risks and uncertainties, the actual results and performance of KCG may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, KCG also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including those detailed in “Risk Factors” in Part I, Item 1A and elsewhere in the Annual Report on Form 10-K for the year ended December 31, 2016, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed with this report.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and KCG Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: April 21, 2017	By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and KCG Holdings, Inc.